HAWKINS  ACCOUNTING
Certified  Public  Accountant


                                                17415 Monterey Street, Suite 200
                                                          Morgan Hill, CA  95037
                                                            Office (408)776-9455
                                                              Fax (408) 776-8979




                       CONSENT OF THE INDEPENDENT AUDITOR

As the independent auditor for Alaska Freightways, Inc., I hereby consent to the incorporation by reference in this Form SB2 Statement of my report, relating to the audited financial statements and financial statement schedules of Alaska Freightways, Inc. for the period from the date of inception to December 31, 2001 the report being dual dated March 26,2001 included of Form SB2.


/s/  Hawkins  Accounting
------------------------

April  1,  2002


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